As filed with the Securities and Exchange Commission on September 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lantheus Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2318913
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Burlington Road, South Building Bedford, Massachusetts 01730	01862
(Address of Principal Executive Offices)	(Zip Code)

Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan

(f/k/a the Lantheus Holdings, Inc. 2015 Equity Incentive Plan)

(Full Title of Plan)

Daniel Niedzwiecki

Chief Administrative Officer and

General Counsel

201 Burlington Road, South Building

Bedford, Massachusetts 01730

(Name and address of agent for service)

(978) 671-8648

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Lantheus Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 2,000,000 shares of its common stock, par value $0.01 per share, that may be issued and sold under the Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan (f/k/a the Lantheus Holdings, Inc. 2015 Equity Incentive Plan) (the “Plan”), following the amendment and restatement of the Plan that was approved by the Registrant’s stockholders at its annual meeting on April 30, 2026. This Registration Statement is submitted in accordance with General Instruction E to the Registration Statement on Form S-8 regarding registration of additional securities, and pursuant to that instruction, the contents of the Registration Statements on Form S-8  (File No.  333-205211, File No.  333-214343, File No.  333-220049, File No.  333-232919, File No.  333-258454, File No.  333-264890 and File No. 333-281686) filed with the Securities and Exchange Commission on June 25, 2015, October 31, 2016, August 18, 2017, July 31, 2019, August 4, 2021, May 12, 2022 and August 21, 2024, respectively, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See Exhibit Index below.

EXHIBIT INDEX

		INCORPORATED BY REFERENCE
EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS	FORM	FILE NUMBER	EXHIBIT	FILING DATE

4.1	Amended and Restated Certificate of Incorporation of Lantheus Holdings, Inc.	8-K	001-36569	3.1	April 27, 2018

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Lantheus Holdings, Inc.	8-K	001-36569	3.1	May 1, 2026

4.3	Amended and Restated Bylaws of Lantheus Holdings, Inc.	8-K	001-36569	3.2	May 5, 2025

4.4	Common Stock Certificate.	8-K	001-36569	4.1	June 30, 2015

4.5	Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan.	8-K	001-36569	10.1	May 1, 2026

5.1*	Legal Opinion of Foley Hoag LLP.

23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2*	Consent of Foley Hoag LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature page hereto).

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on September 2, 2026.

Lantheus Holdings, Inc.

By:	/s/ Mary Anne Heino
Name:	Mary Anne Heino
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Mary Anne Heino, Robert J. Marshall, Jr. and Daniel Niedzwiecki, each acting alone, her or his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in her or his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mary Anne Heino Mary Anne Heino	Chief Executive Officer and Chairperson of the Board (Principal Executive Officer)	September 2, 2026

/s/ Robert J. Marshall, Jr. Robert J. Marshall, Jr.	Chief Financial Officer (Principal Financial Officer)	September 2, 2026

/s/ Kimberly Brown Kimberly Brown	Chief Accounting Officer (Principal Accounting Officer)	September 2, 2026

/s/ Minnie Baylor-Henry Minnie Baylor-Henry	Director	September 2, 2026

/s/ Dr. Gérard Ber Dr. Gérard Ber	Director	September 2, 2026

/s/ Julie Eastland Julie Eastland	Director	September 2, 2026

/s/ Samuel R. Leno Samuel R. Leno	Director	September 2, 2026

/s/ Heinz Mäusli Heinz Mäusli	Director	September 2, 2026

/s/ Julie H. McHugh Julie H. McHugh	Director	September 2, 2026

/s/ Dr. Phuong Khanh Morrow Dr. Phuong Khanh Morrow	Director	September 2, 2026

/s/ Gary J. Pruden Gary J. Pruden	Director	September 2, 2026

/s/ Dr. James H. Thrall Dr. James H. Thrall	Director	September 2, 2026